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                                                                      EXHIBIT 16

                [MATTHEWS, CARTER AND BOYCE, P.C. LETTERHEAD]






December 15, 1997

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Commissioners:

We have read the statements made by Allied Capital Lending Corporation ("Allied Lending") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of Allied Lending's Form 8-K report dated December 12, 1997. We agree with the statements concerning our Firm in such Form 8-K in Item 4.



                                        Very truly yours,

                                        MATTHEWS, CARTER AND BOYCE

                                        /s/ Olaf C. Haug

                                        Olaf C. Haug

Enclosures

cc: Joan M. Sweeney/Allied Lending
    Jon A. DeLuca/ Allied Lending